UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 21, 2008

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices)     (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Short-Term Incentive Plan for Executive Management for the Fiscal Year ending January 31, 2009

(e) On April 21, 2008, the Compensation Committee of the Board of Directors finalized and approved certain performance goals and targets applicable to cash incentive awards that the Company’s executive officers are eligible to earn for the fiscal year ending January 31, 2009 (“Fiscal 2009”) under the Company’s 2006 Equity Incentive Plan, as amended (the “2006 Plan”). Target bonuses for executive officers are based primarily on the achievement of certain objectively determinable financial, operational and retention goals and, to a lesser extent, based on other individual performance goals. The target bonus amounts vary among executive officers depending on the executive officer’s position with the Company.

For the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other members of senior corporate management, 80% of the total target award will be determined according to the Company’s achievement of the following financial performance goals for Fiscal 2009, as measured against the Company’s financial plan: 35% will depend upon the Company’s revenue, 35% will depend upon the Company’s operating income, 30% will depend upon average quarter-end days working capital. For the Chief Executive Officer, Chief Operating Officer and Executive Vice President for Human Resources, the remaining 20% of the total target award will be based 50% upon the achievement of certain employee retention targets and 50% upon individual performance objectives. For other senior corporate executives, the remaining 20% of the total target award will be based entirely upon the achievement of individual performance objectives.

For the Company’s Group Presidents, 30% of the total target award will be determined according to the Company’s achievement of the financial performance goals set forth above. Another 50% of the total target award will be determined according to his or her respective group’s achievement of the following financial performance goals for Fiscal 2009, as measured against the Company’s financial plan: 35% will depend upon the particular group’s revenue, 35% will depend upon the particular group’s profit before taxes and 30% will depend upon average quarter-end days working capital. The remaining 20% of the total target award will be based 50% upon the achievement of certain employee retention targets and 50% upon individual performance objectives.

Actual amounts payable under the 2006 Plan for Fiscal 2009 can range from 0 to 150% of the target amount for all measurements other than retention, and from 0% to 200% for the retention measurements, and are based upon the extent to which performance under each of the foregoing criteria meets, exceeds or is below target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIC, Inc.

Date: April 24, 2008	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott

	Its:	Executive Vice President, General Counsel and Secretary

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